                     Exhibit 99.1 - Joint Filer Information

Designated Filer: Forest Laboratories, Inc.
Issuer & Ticker Symbol: Clinical Data, Inc. (CLDA)
Date of Event Requiring Statement: April 12, 2011

Joint Filers:

1.    Name:          FL Holding C.V.
      Address:       c/o Forest Laboratories, Inc.
                     909 Third Avenue
                     New York, New York 10022

2.    Name:          FLI International LLC
      Address:       c/o Forest Laboratories, Inc.
                     909 Third Avenue
                     New York, New York 10022

3.    Name:          Dogwood Holding Corp.
      Address:       c/o Forest Laboratories, Inc.
                     909 Third Avenue
                     New York, New York 10022

4.    Name:          Magnolia Acquisition Corp.
      Address:       c/o Forest Laboratories, Inc.
                     909 Third Avenue
                     New York, New York 10022